Catalytica Energy Systems Reports First Quarter Financial Results

TEMPE, AZ -- 05/15/2007 -- Catalytica Energy Systems, Inc. (NASDAQ: CESI), a provider of innovative products and services to meet the growing demand for clean energy production, today reported financial results for the first quarter ended March 31, 2007. The quarterly financial results for the comparable period of 2006 have been reclassified to account for discontinued operations associated with the Company's exit from its research and development business segment during the fourth quarter of 2006. Accordingly, total revenues for all periods presented herein are comprised solely of sales from the Company's continuing SCR catalyst and management services business (SCR-Tech).

Total revenues for the first quarter of 2007 were $1,355,000, compared with total revenues of $2,979,000 in the same period of the prior year. Revenues during the first quarter of 2006 were unusually high as a result of the timing of individual catalyst cleaning and regeneration projects and represented 40% of the Company's full-year revenues in 2006. Selling, general and administrative expenses for the quarter increased to $2,446,000, from $1,765,000 in the first quarter of 2006. The significant increase in selling, general and administrative expenses during the most recent quarter was primarily attributable to legal and consulting expenses associated with the proposed merger of Catalytica Energy Systems with the renewable energy divisions of NZ Legacy, LLC, which was announced on May 8, 2007. Total operating expenses for the quarter, including cost of revenues, were $3,350,000, compared with $3,357,000 in the first quarter last year. The resulting net loss for the quarter was $1,718,000, or a loss of $0.09 per share, compared with a net loss of $1,726,000, or a loss of $0.10 per share in the corresponding period of the prior year. Net loss in the first quarter of 2007 included a gain from discontinued operations totaling $25,000, while net loss in the first quarter of 2006 included a loss from discontinued operations totaling $1,595,000.

During the first quarter of 2007, the Company's use of cash, cash equivalents and short-term investments (collectively referred to as "cash consumption") declined to $1,058,000, from cash consumption of $2,755,000 during the first quarter of 2006. This improvement primarily reflects the benefit of the Company's restructuring and cost reduction activities completed in the fourth quarter of 2006. At March 31, 2007, Catalytica Energy Systems' cash position totaled $17,569,000.

Rob Zack, president and CEO of Catalytica Energy Systems, commented, "The expected decline in our first quarter revenues resulted from lower backlog levels at the beginning of the year driven primarily by less demand for emergency catalyst cleaning services, which represented a significant amount of our total cleaning and regeneration revenues in the first quarter last year. We believe the slower pace of order activity we have been experiencing over the past several months is temporary as the market is less in need of emergency cleaning work and is now beginning to transition to planned regeneration cycles for installed SCR catalyst that we expect may soon be in need of replenishment. While we expect revenues to continue to be soft for the next several months, the industry is currently preparing for the onset of more stringent NOx emissions regulations and year-round SCR operation beginning in January 2009, which we anticipate will result in meaningful market growth during 2008. We are also encouraged by today's separate announcement of the signing of two new catalyst regeneration contracts totaling approximately $1.0 million, and a pipeline of new order prospects that remains strong."

Other Recent Developments

On May 8, 2007, Catalytica Energy Systems announced the signing of a definitive agreement pursuant to which the renewable energy divisions of NZ Legacy, LLC (a privately owned Arizona land and energy development company), which include Snowflake White Mountain Power, LLC, Renegy, LLC, and Renegy Trucking, LLC, businesses engaged in creating and operating renewable energy power projects and harvesting biomass fuel, will combine with Catalytica Energy Systems in an all-stock transaction. The combined companies will operate under a holding company to be called Renegy Holdings, Inc.

Upon completion of the proposed transaction, the combined company will operate under two divisions focused on clean energy, with one division focused on becoming an independent power producer (IPP) of renewable energy, and the other division providing emissions compliance services for the coal-fired power generation industry. The mission of Renegy's renewable energy division will be to utilize existing technology to supply clean, renewable and economical power, with the vision of becoming a leading renewable energy IPP in the U.S. Renegy will own and operate a 24 megawatt (MW) biomass plant, which is currently under construction in Snowflake, Arizona, that will supply power to Arizona Public Service and Salt River Project, the two largest utilities in the state of Arizona, pursuant to long-term power purchase agreements currently in place for a 20-year period. Renegy will also endeavor to create multiple additional renewable energy projects over a five-year period through acquisition, construction, installation and operation. Future projects will focus primarily on biomass, solar and wind power. The second division will focus on growing its SCR-Tech business, and continuing to explore strategic opportunities to broaden its reach in the growing market for clean coal technologies.

The transaction, which has been unanimously approved by the Board of Directors of Catalytica Energy Systems, is subject to approval by the stockholders of Catalytica Energy Systems, regulatory approvals and customary closing conditions, and is expected to close during the third quarter of 2007.

Recent Business Highlights

In a separate release issued today, Catalytica Energy Systems' SCR-Tech business announced new catalyst regeneration contracts totaling approximately $1.0 million received from a leading independent power producer in the Southeast and a top Midwestern utility. Notably, one of the contracts marks the fifth catalyst regeneration order placed with SCR-Tech by the same customer, and the second contract is from a new customer, reflecting SCR-Tech's continued progress in broadening its customer base and building industry confidence in its technology and service capabilities.

2007 Financial Outlook

Catalytica Energy Systems continues to project that its full year 2007 revenues will range from $6.0 to $7.0 million. Additionally, Catalytica Energy Systems continues to project that its full-year cash consumption in relation to its ongoing business activities, excluding any effect of the proposed Renegy merger transaction, will total $3.0 to $4.0 million, subject to achieving the revenue projections noted above. This guidance includes anticipated capital expenditures of approximately $1.3 million required to increase production capacity at SCR-Tech in preparation for anticipated market growth beginning in 2008, but does not include costs the Company has incurred and expects to incur associated with pursuing and consummating the proposed Renegy merger transaction.

Catalytica Energy Systems will host a conference call and webcast today, May 15, at 4:45 PM Eastern Time (1:45 PM Pacific Time) to discuss its financial results, an update on the business, and its outlook for 2007. Interested parties are invited to listen to the call over the Internet by accessing the Company's website at www.CatalyticaEnergy.com. Webcast participants should allot extra time before the webcast begins to register and, if necessary, download and install audio software. Alternatively, interested parties may access the call by dialing 1-800-659-2056 (1-617-614-2714 for international callers), using passcode 78305760. An archived version of the webcast will be available for replay on the Company's website beginning approximately two hours following the conclusion of the live call and continuing for a period of 30 days. A replay of the call will also be available via telephone through May 22, 2007. To access the replay, dial 1-888-286-8010 (1-617-801-6888 for international callers), using passcode 31797228.

About Catalytica Energy Systems

Catalytica Energy Systems, based in Tempe, Arizona, provides innovative products and services to meet the growing demand for clean energy production, with a focus on cost-effective emissions control solutions for the coal-fired power generation industry. Through its SCR-Tech subsidiary (www.SCR-Tech.com), the Company offers a variety of services for coal-fired power plants that use selective catalytic reduction (SCR) systems to reduce nitrogen oxides (NOx) emissions. These services include SCR catalyst management, cleaning and regeneration, as well as consulting services to help power plant operators optimize efficiency and reduce overall NOx compliance costs. Find Catalytica Energy Systems on the Worldwide Web at www.CatalyticaEnergy.com.

Additional Information and Where to Find It

This document does not constitute an offer of any securities for sale. The proposed merger transaction described herein will be submitted to the stockholders of Catalytica Energy Systems, Inc. for their consideration. In connection with the proposed merger, Renegy Holdings, Inc. will file a registration statement, a proxy statement / prospectus and other materials with the Securities and Exchange Commission (SEC). CATALYTICA ENERGY SYSTEMS URGES INVESTORS TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT / PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CATALYTICA ENERGY SYSTEMS, SNOWFLAKE WHITE MOUNTAIN POWER, RENEGY, RENEGY TRUCKING, AND THE PROPOSED TRANSACTION. Investors may obtain more information about the proposed transaction by reviewing the Form 8-K filed by Catalytica Energy Systems on May 8, 2007 in connection with the announcement of the transaction and any other documents filed with the SEC when they become available. Investors will be able to obtain free copies of the proxy statement / prospectus (when available) as well as other filed documents containing information about Catalytica Energy Systems at http://www.sec.gov, the SEC's public website. These SEC filings may also be obtained free of charge on Catalytica Energy Systems' Web site at http://www.CatalyticaEnergy.com or by calling the Company's investor relations department at (650) 631-2847.

Participants in the Solicitation

Catalytica Energy Systems and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from stockholders of Catalytica Energy Systems with respect to the proposed merger. Information regarding the officers and directors of Catalytica Energy Systems is included in Amendment No. 1 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, filed with the SEC on April 30, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement / prospectus and other materials to be filed with the SEC in connection with the proposed merger.

This news release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. These statements include, but are not limited to, those regarding Catalytica Energy Systems' financial outlook for 2007, including the Company's financial projections with respect to revenues and cash usage, anticipated capital expenditures; the prospects for increased sales activity toward the end of 2007; the prospects and timing associated with new order prospects and growing opportunities in the market for SCR catalyst and management services; beliefs that the completion of its restructuring activities positions the Company to drive the business commercially, deliver improved financial performance, achieve long-term sustainability, and positively impact shareholder value; the Company's plans and anticipated costs associated with increasing production capacity in 2007; the prospects and timing associated with consummation of the proposed merger transaction, completion of construction and commissioning of the SWMP biomass power plant and its ability to begin producing electrical power in the first half of 2008; the financial effects of the merger, including accretion to earnings and cash flows and the combined company's financial stability; the ability of the combined company to execute future power projects, demand for renewable energy and fuel sources for the biomass plant. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, among others, the risks associated with the development, generally, of the Company's overall strategic objectives; the ability of the Company to maintain sustainability, build additional value in its business and achieve its revenue and cash consumption goals; the risk that the Company's ongoing focus on fiscal discipline may impair its ability to remain competitive and operate effectively; possible fluctuations in economic conditions affecting the markets for the Company's products and services; the risk that a market may not develop or be maintained for the Company's products and services; the emergence of significant competition or the existence of unanticipated technical, commercial or other setbacks related to the Company's products and services that could adversely impact one or more of its customer contracts; unanticipated events that could impact the Company's ability to manage the SCR-Tech business; difficulties or delays in strengthening SCR-Tech's sales and marketing activities or in executing SCR-Tech's business strategy; changes in the environmental requirements relating to certain emissions; the possibility that the Company may be unable to maintain current or develop future strategic relationships for its products and services, including with utility customers; the risk that we will not be able to close the proposed merger transaction; delays in the completion and commissioning of the SWMP plant; diversion of management's attention away from other business concerns; the assumption of any undisclosed or other liabilities in connection with the transaction; the ability of the combined company to build additional value in its business; the existence of unanticipated technical, commercial or other setbacks related to the combined company's products and services, including construction delays and the ability of the combined company to secure adequate fuel for the biomass plant; changes in the environmental requirements relating to certain emissions; and the other risks set forth in the Company's most recent Form 10-KSB and subsequent Forms 10-QSB and the Registration Statement on Form S-4 relating to the Transaction (when it becomes available), filed with the Securities and Exchange Commission. Further, the Company expects to incur substantial transaction and merger related costs associated with completing the merger and combining the operations of the two companies. Expected benefits of the merger may not be achieved in the near term, or at all. The combined company will have a significant amount of debt as a result of the merger. This debt will require us to use cash flow to repay indebtedness, may have a material adverse effect on our financial health, and may limit our future operations and ability to borrow additional funds, including funds for new projects. In addition, a trust controlled by Bob Worsley will own a controlling interest in the Company and will be able to exert significant influence over the business of the Company. The Company undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this release.

Catalytica Energy Systems, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

                                                     Three Months Ended
                                                          March 31,
                                                  ------------------------
                                                      2007         2006
                                                  -----------  -----------

Total revenues                                    $     1,355  $     2,979

Costs and expenses:
  Cost of revenues                                        904        1,592
  Selling, general and administrative                   2,446        1,765
                                                  -----------  -----------
Total costs and expenses                                3,350        3,357
                                                  -----------  -----------

  Operating loss                                       (1,995)        (378)

Interest and other income                                 255          295
Interest and other expense                                 (3)         (48)
                                                  -----------  -----------

  Loss from continuing operations                 $    (1,743) $      (131)

Discontinued operations:
  Gain (loss) from discontinued operations, net
   of taxes                                                25       (1,595)
                                                  -----------  -----------

  Net loss                                        $    (1,718) $    (1,726)
                                                  ===========  ===========

Per common share:

Loss from continuing operations
  Basic and diluted                               $     (0.10) $     (0.01)
                                                  ===========  ===========
Gain (loss) from discontinued operations
  Basic and diluted                               $      0.01  $     (0.09)
                                                  ===========  ===========
Net loss
  Basic and diluted                               $     (0.09) $     (0.10)
                                                  ===========  ===========

Weighted average shares (basic and diluted)            18,272       18,158

Catalytica Energy Systems, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

                                                   March 31,   December 31,
                                                      2007         2006
                                                  ------------ ------------

                                                        (unaudited)
ASSETS:

  Cash, cash equivalents and short-term
   investments                                    $     17,569 $     18,627
  Accounts receivable, net                               1,472        1,787
  Inventory                                                174          304
  Other current assets                                     273          301
                                                  ------------ ------------
    Total current assets                                19,488       21,019

  Property and equipment, net                              949          976
  Goodwill                                               4,257        4,257
  Other intangible assets, net                           1,195        1,238
  Other assets                                              78           81
                                                  ------------ ------------
    Total assets                                  $     25,967 $     27,571
                                                  ============ ============

LIABILITIES AND STOCKHOLDERS’ EQUITY:

  Accounts payable and accrued liabilities        $      1,665 $      1,767
  Other current liabilities                                168          112
                                                  ------------ ------------
    Total current liabilities                            1,833        1,879

  Other long-term liabilities                               15           15

  Stockholders’ equity                                  24,119       25,677
                                                  ------------ ------------
    Total liabilities and stockholders’ equity    $     25,967 $     27,571
                                                  ============ ============

CONTACT:
Megan Meloni
Investor Relations
(650) 631-2847